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                                EXHIBIT NO. 11

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                     Six Months Ended
                                            --------------------------------
                                             June 30, 1997     June 30, 1996
                                            --------------------------------
(in thousands)                              Shares     EPS    Shares     EPS
                                            --------------   ---------------
PRIMARY EARNINGS PER SHARE

Average shares outstanding                  98,672           92,163
Common Stock equivalents                       788              585
                                            ---------------- ---------------
 Primary shares/EPS                         99,460     $1.47 92,748    $1.30
                                            ================ ===============


FULLY DILUTED EARNINGS PER SHARE

Average shares outstanding                  98,672           92,163
Common Stock equivalents                       828              617
                                            ---------------- ---------------
 Fully diluted shares/EPS                   99,500     $1.47 92,780    $1.30
                                            ================ ===============



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